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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12

PROTECTION ONE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

PROTECTION ONE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Protection One, Inc.:

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Meeting") of Protection One, Inc., a Delaware corporation (the "Company"), will be held at 10:00 A.M., Central Daylight Time, on Thursday, May 24, 2001 at the Four Seasons Hotel at Las Colinas, 4150 North MacArthur Boulevard, Irving, Texas 73038, for the following purposes, all as set forth in the attached Proxy Statement:

  (1)
  To elect twelve directors;

  (2)
  To approve an increase in the number of shares authorized for issuance under the Company's Employee Stock Purchase Plan;

  (3)
  To approve amendments to the Company's 1997 Long Term Incentive Plan; and

  (4)
  To transact such other business as may properly come before the Meeting or any and all adjournments or postponements of the Meeting.

    The Board of Directors has fixed the close of business on April 10, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting or any and all adjournments thereof.

    STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND TO ASSURE YOUR REPRESENTATION AT THE MEETING BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS INCLUDED FOR YOUR CONVENIENCE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED, SIGNED AND RETURNED.

                          By Order of the Board of Directors

                          Anthony D. Somma
                           Chief Financial Officer, Secretary
                          and Treasurer

April 23, 2001

PROTECTION ONE, INC.

818 South Kansas Avenue
Topeka, Kansas 66612

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 24, 2001

The date of this Proxy Statement is April 23, 2001.

    This Proxy Statement is furnished to holders of shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Protection One, Inc., a Delaware corporation (the "Company" or "Protection One"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of the Common Stock for use at the 2001 Annual Meeting of Stockholders of the Company (the "Meeting"), for the purposes set forth in the foregoing notice of the Meeting, or at any and all adjournments or postponements of the Meeting. The Meeting will be held at 10:00 A.M., Central Daylight Time, on Thursday, May 24, 2001, at the Four Seasons Hotel at Las Colinas, 4150 North MacArthur Boulevard, Irving, Texas 73038.

    This Proxy Statement and the enclosed proxy are being mailed to stockholders entitled to vote at the Meeting on or about April 23, 2001. The Company's audited financial statements, together with the report thereon of Arthur Andersen LLP and certain other information concerning the Company, are included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, a copy of which is mailed herewith.

    The Board of Directors requests that you complete, sign, date and return the enclosed proxy promptly, regardless of whether you plan to attend the Meeting. Any stockholder attending the Meeting may vote in person, even though he or she previously has returned a proxy.

INTRODUCTION

Matters To Be Considered

    At the Meeting, the stockholders of the Company will vote upon (i) the election of twelve directors to serve for one year and until their successors have been duly elected and qualified; (ii) the approval of an increase in the number of shares authorized for issuance under the Company's Employee Stock Purchase Plan; (iii) the approval of amendments to the Company's 1997 Long Term Incentive Plan; and (iv) such other business as may properly come before the Meeting or at any and all adjournments or postponements of the Meeting. The Board of Directors does not know of any other matters to be presented at the Meeting.

Voting Rights and Votes Required

    The Board of Directors has fixed the close of business on April 10, 2001 as the date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting or at any and all adjournments or postponements of the Meeting. At the close of business on the Record Date, 106,640,806 shares of Common Stock were outstanding.

    A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and shares held by a broker or other nominee holding shares for a beneficial owner that are represented but not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (a "broker non-vote") will be counted as present for purposes of determining the presence of a quorum for the Meeting.

    Each holder of record of Common Stock on the Record Date is entitled to one vote for each share of Common Stock so held on each matter to be voted upon at the Meeting.

    The twelve directors to be elected at the Meeting will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting in person or by proxy. Because the twelve directors will be elected by a plurality vote (i.e., the twelve persons receiving the highest number of favorable votes will be elected) and assuming such election is uncontested, votes withheld from any one or more nominees and broker non-votes will not have any effect on the outcome of the election of directors.

    Approval of an increase in the number of shares authorized for issuance under the Employee Stock Purchase Plan and amendments to the 1997 Long Term Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the matter. Action with respect to any other matter that may properly come before the Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the matter or such other number of votes as may be required by applicable law. Abstentions will be counted in determining the total number of shares present and entitled to vote on such approval or any such proposal. Accordingly, although not counted as a vote "for" or "against" such approval or proposal, an abstention on such approval or any such proposal will have the same effect as a vote "against" such approval or proposal. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on such approval or any such proposal and will have no effect on the outcome.

Solicitation, Voting and Revocation of Proxies

    In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Annette M. Beck, Anthony D. Somma and Steven V. Williams as proxies. Shares of Common Stock represented by proxies in the accompanying form, properly executed, received prior to the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions specified thereon. IF NO INSTRUCTIONS ARE SPECIFIED, SHARES OF COMMON STOCK REPRESENTED BY ANY SUCH PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED BELOW, TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, TO APPROVE AMENDMENTS TO THE COMPANY'S 1997 LONG TERM INCENTIVE PLAN AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS DESIGNATED AS PROXIES WITH REGARD TO ALL OTHER MATTERS, IF ANY, THAT MAY BE PRESENTED AT THE MEETING AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING. The Board of Directors is not aware of any matter that will come before the Meeting other than as described above.

    A stockholder may revoke his or her proxy at any time prior to its exercise by filing with the Secretary of the Company at its principal executive offices at 818 South Kansas Avenue, Topeka, Kansas 66612 a notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

    In the event that the votes necessary to approve a proposal have not been obtained by the date of the Meeting, the chairman of the Meeting may, in his or her discretion, adjourn the Meeting from time to time to permit the solicitation of additional proxies by the Board of Directors.

    The costs of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement and the enclosed proxy, will be paid by the Company. The Company will reimburse persons holding shares of Common Stock in their names or the names of their nominees but not owning such shares beneficially (such as brokerage firms, banks and other fiduciaries) for their expenses in forwarding soliciting materials to such beneficial owners.

ELECTION OF DIRECTORS

Nominees for Election

    Twelve directors will be elected at the Meeting, each to serve until the next annual meeting of the Company's stockholders and until his or her successor has been duly elected and qualified.

    The Contribution Agreement between the Company and Western Resources, Inc. ("Western Resources"), dated July 30, 1997, as amended (the "Contribution Agreement"), provides that for so long as Western Resources directly or indirectly owns more than 50% of the outstanding shares of Common Stock, Western Resources will vote all such shares to elect as directors of Protection One an individual selected by Western Resources from the executive officers of Protection One, at least three "Independent Directors" (as defined in the Contribution Agreement) and eight additional individuals nominated by Western Resources. The nominees listed below satisfy the foregoing requirements. As indicated under "Security Ownership of Certain Beneficial Owners" below, Westar Industries, Inc. ("Westar Industries"), a wholly owned subsidiary of Western Resources, beneficially owns approximately 85% of the outstanding shares of Common Stock entitled to vote at the Meeting. Accordingly, the vote by Westar Industries of such shares for the election of directors of the Company will result in the election of all the nominees listed below, regardless of how any other stockholders may vote.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES LISTED BELOW AS A DIRECTOR OF THE COMPANY.

    Each of the nominees for director has consented to being named as a nominee in this Proxy Statement and to serve if elected. Although the Board of Directors does not know of any reason why any of the Board's nominees will be unavailable for election, in the event any such nominee should be unavailable at the time of the Meeting, proxies in the accompanying form will be voted for the election of the balance of those nominees named and such other person(s) as the Board of Directors shall select in accordance with the provisions of the Contribution Agreement described above.

    Certain information concerning each of the persons proposed by the Board of Directors for election at the Meeting as a director is set forth below.

    Annette M. Beck, age 38, has been a director since January 2000 and President since July 1999 of Protection One. Ms. Beck also served as Chairman of the Board (from October 2000 until March 2001), Chief Executive Officer (from October 2000 to April 2001) and Chief Operating Officer (from July 1999 to October 2000). Ms. Beck served as President and Chairman of the Board of Directors of Kansas Gas and Electric Company, a wholly owned subsidiary of Western Resources, from October 1998 and January 1999, respectively, until January 2000. Prior to 1998, Ms. Beck held various positions with Western Resources, including Vice President Customer Service and Electric Operations and other director level positions.

    Gene A. Budig, age 61. Since March 2000, Dr. Budig has been Senior Advisor to the Commissioner of Baseball in New York, New York and a professor at Princeton University since July 2000. Prior to that he was President of the American League of Professional Baseball Clubs. Dr. Budig is currently a director of the Harry S. Truman Library Institute, the Ewing Marion Kaufman Foundation, the Major League Baseball Hall of Fame, the Media Studies Center-Freedom Forum and Western Resources.

    Howard A. Christensen, age 67, has been a director of Protection One since November 1997. He is the President and Chief Executive Officer of Christensen & Associates, an investor relations and strategic planning firm.

    Maria de Lourdes Duke, age 54, has been a director of Protection One since May 1999. Ms. Duke is President of Fundacion Amistad, a non-profit organization working to increase awareness of Cuban history, cultures and society, and Senior Vice President of The Harbor for Boys and Girls, an agency which offers education, recreation and guidance programs to children in the Harlem area of New York City. She is a member of the Women's Commission of the International Rescue Committee, a member of the Duke University's Provost Advisory Committee on International Affairs and a member of the NYU Medical Center Child Study Center.

    Ben M. Enis, age 59, has been a director of Protection One since September 1994. Until 1999, Mr. Enis was a Professor of Marketing at the University of Southern California where he currently serves as Professor Emeritus of Marketing. Mr. Enis also provides marketing consulting services through Enis Marketing Counsel/Communication. He is currently a director of Countrywide Credit Industries, Inc.

    Richard Ginsburg, age 32, has been a director and Chief Executive Officer of Protection One since April 2001. He was President and Chief Executive Officer from August 1996 to April 2001, and prior to that, Vice President of Guardian International, Inc. ("Guardian"), a security monitoring company. He is a director of Guardian in which Protection One Investments, Inc., a wholly owned subsidiary of Westar Industries, owns preferred stock representing approximately 29% of Guardian equity securities. In connection with Mr. Ginsburg's employment with the Company, certain arrangements were entered into with Guardian International, Inc. See "Certain Relationships and Related Transactions— Transactions with Related Parties" for a description of these arrangements.

    Donald A. Johnston, age 67, has been a director of Protection One since January 2000. He is a consultant with Investment Management Group, Commerce Bank, N.A. He is currently a director of Commerce Bank, N.A., Douglas County Development, Inc. and Wakarusa Valley Development, Inc.

    Carl M. Koupal, Jr., age 47, has been a director of Protection One since November 1997. Mr. Koupal is Executive Vice President, Chief Administrative Officer for Western Resources.

    Douglas T. Lake, age 50, has been a director of Protection One and Chairman of the Board since March 5, 2001. He also served as Chairman of the Board of Directors of Protection One from March 19, 1999 until October 26, 2000. Mr. Lake is Executive Vice President, Chief Strategic Officer for Western Resources. Prior to that he served as a Senior Managing Director at Bear, Stearns & Co., Inc. He is currently a director of Guardian International, Inc., ONEOK, Inc. and Western Resources.

    Rita A. Sharpe, age 42, has been a director of Protection One since October 2000. Ms. Sharpe is Executive Vice President, Shared Services for Western Resources. She was Vice President, Shared Services for Western Resources from October 1998 until May 2000. From February 1997 through October 1998, she served as Chairman and President of Westar Energy, Inc. Prior to that she was Vice President of Westar Energy, Inc.

    Steven V. Williams, age 48, has been a director of Protection One since October 2000. Since May 2000, Mr. Williams has been Senior Vice President of Protection One. He is President of Network Multifamily Security Corporation ("Network"), a wholly owned subsidiary of Protection One. Mr. Williams is a director of Network and the National Multi-Housing Council.

    James Q. Wilson, age 69, has been a director of Protection One since June 1996. Mr. Wilson retired as a Professor of Management and Public Policy at the University of California at Los Angeles. He is currently a director of New England Electric System and State Farm Mutual Life Insurance Company.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees of the Board of Directors; Board and Committee Meetings

    The Board of Directors has a Compensation Committee, a Community and Charity Committee, an Audit and Finance Committee and a Nominating Committee. The members of the Compensation Committee are Mr. Christensen, Ms. Duke, Mr. Koupal and Mr. Wilson. The Compensation Committee establishes the salaries and bonuses for executive officers of the Company and reviews and makes recommendations to the Board of Directors regarding the Company's compensation and other benefit plans. The members of the Community and Charity Committee are Mr. Enis and John H. Robinson, Jr. John B. Dicus, a former director, served on the committee until March 31, 2001. Mr. Robinson has resigned from the Board of Directors effective as of the Meeting. The Community and Charity Committee reviews and recommends action relating to community and charitable activities of the Company. The members of the Audit and Finance Committee are Mr. Enis and Mr. Johnston. Mr. Dicus, a former director of the Company, served on the Audit and Finance Committee until March 31, 2001. Dr. Budig, upon his election to the Board, will become a member of the Audit and Finance Committee. The Audit and Finance Committee selects, subject to approval by the Board of Directors, independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries and reviews the results and scope of the audits and other services provided by the Company's independent auditors as well as reviews the financial structure and activities of the Company. The members of the Nominating Committee are Ms. Duke, Mr. Koupal, Ms. Sharpe and Mr. Wilson. The Nominating Committee reviews nominations for and recommends nominees to the Board of Directors of the Company. The Nominating Committee will not consider nominees recommended by security holders.

    During the year ended December 31, 2000, the Board of Directors held ten meetings. The Compensation Committee held three meetings. The Community and Charity Committee held no meetings. The Audit and Finance Committee held nine meetings. The Nominating Committee held three meetings. All directors attended at least 75% of the total number of Board of Directors meetings and meetings of the committees of the Board on which they served.

Director Compensation

    All directors of Protection One who are not employees of Protection One or Western Resources receive for their services as directors an annual fee of $20,000 and an additional fee of $1,000 ($600 for telephonic attendance) per meeting of the Board and $750 ($600 for telephonic attendance) per meeting of committees thereof attended. In addition, each non-employee director receives annually an option to acquire 5,000 shares of Common Stock. All directors are reimbursed for travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

INFORMATION CONCERNING THE EXECUTIVE OFFICERS

    The name, age and current position(s) with the Company of each executive officer of the Company are as set forth below.

    Richard Ginsburg, age 32, has been a director and Chief Executive Officer of Protection One since April 2001. He was President and Chief Executive Officer from August 1996 to April 2001, and prior to that, Vice President of Guardian, a security monitoring company. He is a director of Guardian in which Protection One Investments, Inc., a wholly owned subsidiary of Westar Industries, owns preferred stock representing approximately 29% of Guardian equity securities. In connection with Mr. Ginsburg's employment with the Company, certain arrangements were entered into with Guardian. See "Certain Relationships and Related Transactions— Transactions with Related Parties" for a description of these arrangements.

    Annette M. Beck, age 38, has been a director since January 2000 and President since July 1999 of Protection One. Ms. Beck also served as Chairman of the Board (from October 2000 until March 2001),

Chief Executive Officer (from October 2000 to April 2001) and Chief Operating Officer (from July 1999 to October 2000). Ms. Beck served as President and Chairman of the Board of Directors of Kansas Gas and Electric Company, a wholly owned subsidiary of Western Resources, from October 1998 and January 1999, respectively, until January 2000. Prior to 1998, Ms. Beck held various positions with Western Resources, including Vice President Customer Service and Electric Operations and other director level positions.

    Anthony D. Somma, age 37, has been a director of Protection One since May 1999, Chief Financial Officer since July 1999, and Secretary and Treasurer since March 1999. From March 1999 to July 1999 he served as Acting Chief Financial Officer, Secretary and Treasurer. From October 1998 to March 1999, he served as Executive Director of Finance for Western Resources. Prior to that he served as a Director of Corporate Strategy for Western Resources.

    Steven V. Williams, age 48, has been a director of Protection One since October 2000. Since May 2000, Mr. Williams has been Senior Vice President of Protection One. He is President of Network, a wholly owned subsidiary of Protection One. Mr. Williams is a director of Network and the National Multi-Housing Council.

    All officers of Protection One are appointed by Protection One's Board of Directors and hold their respective offices until their respective successors have been appointed, or their earlier death, resignation or removal by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by holders of more than 5% of the outstanding Common Stock as of March 31, 2001.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Westar Industries, Inc. 818 S. Kansas Avenue Topeka, KS 66612	90,644,685	(1)	85%

(1)
Westar Industries is a wholly owned subsidiary of Western Resources, Inc. Western Resources has shared voting power and shared investment power with respect to, and is deemed under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, to beneficially own, these shares.

    Pursuant to an Asset Allocation and Separation Agreement dated November 8, 2000 between Western Resources and Westar Industries, Western Resources has agreed to split off its interest in Westar Industries to its shareholders. Upon consummation of this split-off, Western Resources will cease to be an indirect beneficial owner of the Company's Common Stock. There can be no assurance that this split-off will occur.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information with respect to beneficial ownership of the Common Stock of the Company and Western Resources, as of March 31, 2001 by each of the Company's directors, director nominees and named executive officers, and all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of the Company(1)		Amount and Nature of Beneficial Ownership of Western Resources, Inc.(2)
Annette M. Beck	84,120	(3)	14,739	(4)
Gene A. Budig	0		8,630
Howard A. Christensen	7,500	(3)	0
Maria de Lourdes Duke	8,389	(3)(5)	0
Dr. Ben M. Enis	37,500	(3)	0
Richard Ginsburg	0		0
Donald A. Johnston	1,667	(3)	369	(6)
Carl M. Koupal, Jr.	0		175,320	(7)
Douglas T. Lake	0		274,423	(7)
John E. Mack III(8)	427,440	(3)	0
John H. Robinson, Jr.	1,667	(3)	0
Rita A. Sharpe	0		55,528	(7)
Anthony D. Somma	36,388	(3)	11,743	(4)
Steven V. Williams	73,932	(3)	4,000	(4)
James Q. Wilson	29,600	(3)	0
All directors and executive officers of Protection One as a group (14 persons)	708,203	(9)	536,122	(10)

(1)
Each individual owns less than one percent of the outstanding shares of the Company's Common Stock. All directors and executive officers as a group own less than one percent of the outstanding shares of the Company's Common Stock. No director or executive officer owns any equity securities of the Company other than the Company's Common Stock.

(2)
Each individual owns less than one percent of the outstanding shares of the Common Stock of Western Resources. All directors and executive officers as a group own less than one percent of the outstanding shares of the Common Stock of Western Resources. No director or executive officer owns any equity securities of Western Resources other than the Common Stock of Western Resources. Includes beneficially owned shares held in employee savings plans and shares deferred under the 1996 Long Term Incentive and Share Award Plan and the Western Resources Outside Directors Deferred Compensation Plan.

(3)
Includes shares subject to options that are currently exercisable or that become exercisable within 60 days after April 20, 2001 as follows: Ms. Beck, 66,667; Mr. Christensen, 7,500; Ms. Duke, 3,889; Mr. Enis, 37,500; Mr. Johnston, 1,667; Mr. Mack, 316,600; Mr. Robinson, 1,667; Mr. Somma, 34,167; Mr. Williams, 65,859; and Mr. Wilson, 27,500.

(4)
Includes shares subject to options that are currently exercisable or that become exercisable within 60 days after April 20, 2001 as follows: Ms. Beck, 13,708; Mr. Somma, 11,475; and Mr. Williams, 4,000.

(5)
Includes 4,500 shares held by Ms. Duke's children, not subject to her voting or investment power.

(6)
Includes 169 shares held in the Alice Ann Dewell Johnston Revocable Trust of which Mr. Johnston's wife is the trustee. Such shares are subject to shared investment power.

(7)
Includes Western Resources restricted share units as follows: Mr. Koupal, 160,051; Mr. Lake, 207,625; and Ms. Sharpe, 50,377.

(8)
Mr. Mack was the Chief Executive Officer of the Company until March 31, 2000.

(9)
Gives effect to footnotes 3 and 5.

(10)
Gives effect to footnotes 4, 6 and 7.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

    The Company has letters of understanding concerning certain terms of employment and change of control agreements with Ms. Beck and Mr. Somma. Mr. Mack, a former Chief Executive Officer of the Company, has an employment agreement and a letter agreement with the Company. Mr. Ginsburg also has an employment agreement with the Company. Mr. Williams has an employment agreement with Network.

    Pursuant to their letters of understanding, each dated January 14, 2000, Ms. Beck and Mr. Somma were to receive annual base salaries in the amounts of $242,339 and $189,614, respectively, and became entitled upon employment to participate in the Company's standard employee benefits program. Further, the letters provided that Ms. Beck and Mr. Somma were to receive annual amounts of $44,563 and $17,825, respectively, and one time payments of $6,880 and $2,847, respectively, to compensate them for additional expenses incurred by them and to attract them to the Company. In addition, the letters specified that Ms. Beck and Mr. Somma were to receive annual automobile allowances of $12,861 each. Subject to annual review by the Board of Directors, Ms. Beck and Mr. Somma will receive stock options to purchase Common Stock. The letters also set annual targeted incentives for Ms. Beck and Mr. Somma at 60% of their respective base salaries and additional base compensation. No specific periods of employment are provided for in such letters. In addition, the Company entered into change of control agreements with Ms. Beck and Mr. Somma, each dated December 19, 1999, pursuant to which each executive agreed that, should Western Resources announce that it intends to sell stock of the Company so that it would own, either directly or indirectly, less than 50% of the Company's outstanding voting securities ordinarily having the right to vote in the election of directors ("Voting Securities"), such executive will continue in the employ of the Company until such transaction has been abandoned or a change of control has occurred. In the event the executive's employment is terminated within twelve months following a change of control other than by the Company for Cause or disability, or by the executive for Good Reason, subject to certain conditions, the executive will be entitled to receive, among other things, 2.99 times (i) such executive's annual base salary and (ii) the average incentive compensation awarded to such executive for the three prior bonus periods, and such executive's employee welfare benefit plans shall continue in effect for three years or the earlier commencement of equivalent benefits from a new employer or retirement date of the executive. A "change of control" occurs when (a) any individual or entity other than the Company, a wholly owned subsidiary of the Company, Western Resources or any of its affiliates becomes the beneficial owner of 50% or more of the Voting Securities; (b) individuals who constituted the Board of Directors of the Company on the date of the agreement (and directors who become directors by the approval of at least three quarters thereof) cease to constitute a majority of the Board of Directors of the Company; (c) the liquidation or dissolution of the Company; or (d) the sale of all or substantially all assets of the Company other than to Western Resources or its affiliates. "Cause" is defined as (a) the willful and continued failure by the executive to substantially perform his or her duties or (b) the willful engaging in of illegal conduct by the executive which is materially injurious to the Company. "Good Reason" includes (a) an adverse change in the executive's status or position; (b) a reduction in the executive's base salary; and (c) the failure to provide the executive with substantially similar benefits. On January 1 of each year, each change of control agreement is continually extended so as to cause each such agreement to have a remaining term of one year, unless the Company or the executive provides notice of termination at least 90 days prior to such January 1 date.

    The Company has entered into an employment agreement with Mr. Ginsburg dated as of April 16, 2001 with a three year term. The employment agreement provides for a minimum annual base salary in the amount of $325,000. The employment agreement provides for participation in the Company's long term incentive plan, short term incentive plan and other employee benefit plans. The employment agreement calls for Mr. Ginsburg to receive 875,000 stock options with an exercise price equal to the twenty day average closing price for the Company's common stock on the date of grant. The options vest one-third each year, provided Mr. Ginsburg remains employed at that time and have a ten year term. Mr. Ginsburg may terminate his employment at any time upon thirty days notice. If Mr. Ginsburg's employment is terminated (i) by the Company other than for "Cause" or as a result of his death or disability or (ii) by him for "Good Reason," Mr. Ginsburg will be entitled to receive the balance of the payments due under the agreement, continued medical benefits for the balance of the term of the agreement and the stock options will vest. Mr. Ginsburg will also receive these benefits in the event of a change in control of the Company. "Cause" is defined as the willful and continued failure to perform substantially his duties or willfully engaging in illegal conduct which is demonstrably and materially injurious to the Company. "Good Reason" is defined as a material and adverse change in duties or responsibilities, failure to reappoint him as Chief Executive Officer, reduction in base salary, the appointment of a chief operating officer, chief administrative officer or president of the Company over his written objection or the Company ceasing to be publicly traded, other than by reason of an acquisition by Westar Industries or its affiliates. The Company has also agreed to provide office space in Florida, transportation, and temporary housing in Topeka, Kansas. Mr. Ginsburg has agreed not to compete with the Company with respect to certain national security companies, not to induce certain employees of the Company to leave the employ of the Company and to hold certain information confidential.

    Pursuant to an agreement dated September 22, 1997 between Mr. Williams and Network, Mr. Williams was initially to receive an annual base salary in the amount of $220,000 and became entitled to participate in Network's standard employee benefit program, plus Network's 401(k) plan. In addition Mr. Williams was to receive an annual automobile allowance of $7,200. Network also pays certain club memberships. The agreement also set annual targeted incentives for Mr. Williams at 50% of his base compensation. Pursuant to the 1997 agreement, if Mr. Williams' employment is terminated, Mr. Williams will be entitled to the following: (a) a lump sum payment, payable in cash within 10 days following termination, equal to 2.99 times the sum of (i) his annual base salary and (ii) the average of the incentive compensation awarded to him for the three prior years of his employment and (b) continued participation for one year in all of Network's medical, dental and life insurance benefit plans.

    In addition to an employment agreement, the Company has entered into a letter agreement with Mr. Mack, setting forth certain terms respecting the termination of his employment, which occurred on March 31, 2000. Pursuant to these agreements, Mr. Mack will receive monthly amounts of $33,333.33 for 36 months following his termination date. Mr. Mack is entitled to reimbursement for up to $25,000 for attorney's fees incurred in connection with the termination of his employment. Mr. Mack received an additional lump sum severance payment of $100,000, approximately $29,000 for unused vacation and certain items of personal property, the aggregate value of which did not exceed $7,500. Upon termination, Mr. Mack's stock options became fully vested and exercisable for a three year period following his termination date. Mr. Mack has agreed in his employment agreement not to compete with Protection One and not to solicit any Protection One employee, or hire any Protection One employee whose annual base salary and fixed or guaranteed bonus would be more than $50,000, prior to the later of the first anniversary of the date on which Mr. Mack's employment by Protection One terminated and the date on which the payments described above are paid in full.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table summarizes the compensation for the fiscal years ended December 31, 2000, 1999 and 1998 of Protection One's Chief Executive Officer and its other executive officers (the "named executive officers") and of Protection One's former Chief Executive Officer.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position(s)(1)	Year	Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Securities Underlying Options Granted (#)	All Other Compensation ($)(4)
Annette M. Beck(5) President and Former Chief Executive Officer	2000 1999	286,902 104,194	69,070 —	3,913 10,970	100,000 100,000	1,953 16,580
Anthony D. Somma(6) Chief Financial Officer, Secretary and Treasurer	2000 1999	207,439 127,943	53,673 —	4,314 8,093	52,500 50,000	2,056 11,017
Steven V. Williams Senior Vice President	2000 1999 1998	231,000 231,000 220,000	58,065 70,000 96,800	12,700 8,676 7,078	40,000 58,200 20,589	5,370 12,320 12,654
John E. Mack III(7) Former Chief Executive Officer	2000 1999 1998	76,500 306,513 273,050	— — 29,788	— — —	5,000 25,600 125,000	412,931 23,179 6,380

(1)
In addition to the Chief Executive Officer, the Company has only two other executive officers.

(2)
Bonus amounts reflect amounts earned during a period that may have been paid in subsequent periods.

(3)
Other Annual Compensation for 2000 includes the following items: (a) payments for federal and state taxes associated with personal benefits and financial, tax and legal planning in the amounts of $3,913 and $4,314 for Ms. Beck and Mr. Somma, respectively, and (b) a deferred compensation matching contribution in the amount of $12,700 for Mr. Williams.

(4)
The amounts disclosed for 2000 include: (a) Company contributions under the 401(k) plan in the amounts of $1,450, $1,450 and $5,250 for Ms. Beck and Messrs. Somma and Williams, respectively; (b) insurance premiums paid by the Company in the amounts of $503, $606, $120 and $175 for Ms. Beck and Messrs. Somma, Williams and Mack, respectively; (c) a payment for unused vacation of $29,423 for Mr. Mack; and (d) severance payments in the amount of $383,333 to Mr. Mack.

(5)
Ms. Beck joined the Company on July 15, 1999. Ms. Beck was Chief Executive Officer until April 2001.

(6)
Mr. Somma joined the Company on March 19, 1999.

(7)
Mr. Mack's employment with the Company terminated on March 31, 2000.

Stock Option Grants

    The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 2000 to the executive officers named in the Summary Compensation Table.

Option Grants in Last Year

	Individual Grants(1)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In Last Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
Annette M. Beck	100,000	10.8%	1.4375	1/27/10	113,000
Anthony D. Somma	52,500	5.7%	1.4375	1/27/10	59,325
Steven V. Williams	40,000	4.3%	1.4375	1/27/10	45,200
John E. Mack III	5,000	0.5%	1.4375	3/31/03	5,650

(1)
Ms. Beck and Messrs. Somma, Williams and Mack's options were granted on January 27, 2000. With the exception of Mr. Mack's options, all such options have 10-year terms, vest in increments of one-third of the total number of options granted on the first, second and third anniversaries of the date of the grant, and all unexercised options are cancelled upon termination of the holder's employment with the Company. Pursuant to Mr. Mack's termination agreement, Mr. Mack's options became fully vested and are exercisable for three years following his termination.

(2)
The grant date valuation was calculated using the Black-Scholes option pricing model and assumptions called for by paragraph 19 and Appendix B of Financial Accounting Standard 123. This calculation does not necessarily follow the same method and assumptions that the Company uses in valuing long term incentives for other purposes. In calculating the grant date valuation, the following assumptions were made for options granted on January 27, 2000: actualized stock volatility of 92.88%; a 6-year exercise option term; a risk-free interest rate of 4.88%; and vesting restrictions for 3 years.

Aggregated Option Exercises in Last Year and Year-End Option Values

    The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information regarding the value of stock options held at year end. No stock option was exercised by any such executive officer during the year ended December 31, 2000.

Name	Number of Shares of Stock Underlying Unexercised Options at 12/31/00 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12/31/00 ($)(1) Exercisable/Unexercisable
Annette M. Beck	33,333/166,667	0/0
Anthony D. Somma	16,667/85,833	0/0
Steven V. Williams	33,126/85,663	0/0
John E. Mack III	316,600/0	0/0

(1)
As of December 31, 2000, none of the options granted were in the money. Fair market value was calculated based upon the closing sale price of the Common Stock as reported on the New York Stock Exchange on December 29, 2000 ($0.875).

COMPENSATION COMMITTEE REPORT

    The Company's executive compensation programs are administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of four non-employee directors. The Committee reviews and approves all issues pertaining to executive compensation. The objective of the Company's three compensation programs (base salary, short-term incentive and long-term incentive) is to provide compensation which enables the Company to attract, motivate and retain talented and dedicated executives, foster a team orientation toward the achievement of business objectives and directly link the success of the Company's executives with that of the Company's shareholders.

    The key objectives of the Company's compensation philosophy are as follows: an emphasis on shareholder value creation; setting base salaries and total compensation within a market competitive range; the utilization of a pay-for-performance philosophy; and an emphasis on long-term incentives and equity programs for all employees. The Company extends participation in its long-term and short-term incentive programs to certain employees in addition to executive officers based on the potential to contribute to increasing shareholder value.

    In structuring the Company's compensation plans the Committee takes into consideration Section 162(m) (which disallows the deduction of compensation in excess of $1,000,000 except for certain payments based upon performance goals) of the Internal Revenue Code of 1986, as amended (the "Code"), and other factors the Committee deems appropriate. As a result, some of the compensation under the Company's compensation programs may not be deductible by reason of Section 162(m).

Base Salary Compensation

    A base salary range is established for each executive position to reflect the potential contribution of each position to the achievement of the Company's business objectives and to be competitive with the base salaries paid for comparable positions in the national market by security monitoring companies with annual total revenues comparable to those of the Company. Due to large consolidations in the security monitoring industry, the Company has few true comparable companies for executive compensation purposes. For purposes of determining market rates, in addition to security services companies, the Company utilized companies within the telecommunications, cable and paging industries due to the fact that these companies provide similar basic services. The Committee utilized the services of an independent compensation consultant to provide national market data for executive positions and to evaluate the appropriateness of the Company's executive compensation and benefit programs. Upon determination of peer group companies, information concerning base salaries, annual incentives and long-term incentives for the executive officers of said companies was compiled. In addition, published surveys were utilized for market information. The peer group data was averaged with the published survey data to determine the market average for the jobs for which peer data was available. The mid-point for each base salary range is intended to approximate the average base salary for the relevant position in the national market.

    Within the established base salary ranges, actual base salary is determined by a subjective assessment of each executive's achievement of individual objectives and managerial effectiveness. The Committee annually reviews the performance of the executive officers. The Committee, after consideration of the financial performance of the Company, and such other subjective factors as the Committee deems appropriate for the period being reviewed, establishes the base compensation of such officers.

    In reviewing the annual achievement of each executive and setting the new base annual salary levels for 2000, the Committee considered each individual's contribution toward meeting the board-approved budget and financial plan for the previous year, total return to shareholders, customer satisfaction, the operation and maintenance budgets, the individual's management effectiveness and the individual's base compensation compared to the national market. Based on that review, base salaries of the executive officers were not changed in 2000.

Annual Incentive Compensation

    The primary form of short-term incentive compensation is provided through the Company's Year 2000 Senior Management Short-Term Incentive Plan (the "STIP"). Through the STIP, employees selected by the Committee who have an opportunity to directly and substantially contribute to the Company's achievement of short-term objectives are eligible to receive short-term incentive compensation. Short-term incentives are structured so that potential compensation is comparable with short-term compensation granted to comparable positions in the national market and are targeted to approximate the median in the national market.

    Under the STIP, Ms. Beck and Mr. Somma are eligible for an annual short-term incentive target of 60% of base salary and Mr. Williams is eligible for an annual short-term incentive target of 55% of base salary. Other participants are eligible for annual short-term incentive targets ranging from 15% to 40% of base salary. For Ms. Beck and Mr. Somma, 20% of the annual incentive is tied to the attainment of individual goals and management skill and the balance is based upon the Company's cash flow per share and stock appreciation. For Mr. Williams, 25% of the annual incentive is tied to the attainment of individual goals and management skill and the balance is based upon the Company's cash flow per share, Network's pre-tax income and Network's customer additions.

Long-Term Incentives

    Long-term incentive compensation is offered to employees who are in positions which can affect the long-term success of the Company through the formation and execution of the Company's business strategies. The 1997 Long Term Incentive Plan (the "LTIP") is the principal method for awarding long-term incentive compensation, and compensation thereunder currently takes the form of stock options. The purposes of long-term incentive compensation are to: (a) align the interests of award recipients with those of the shareholders by increasing the proprietary interest of the recipients in the Company's growth and success; (b) advance the interests of the Company by attracting and retaining the services of directors, officers and other key employees; and (c) motivate recipients to act in the long-term best interests of the Company's shareholders.

    All exempt employees are eligible for grants under the LTIP. At the beginning of each incentive period, stock-based awards are provided to such participants and in such amounts as the Committee deems appropriate. The number and form of awards vary on the basis of position and pay grade. The level of total compensation for similar executive positions in comparable companies was used as a reference in establishing the level of stock options for Company executives.

    The Company believes the use of a stock option approach as a significant component of compensation creates a strong and direct linkage between the financial outcomes of the employees and the shareholders. Current options vest and become exercisable ratably over a three year period. In the event of a change of control, stock options may accelerate and vest.

Chief Executive Officer

    Ms. Beck was the Chief Executive Officer of the Company from October 2000 to April 2001. Ms. Beck's base salary and her annual short-term and long-term incentive compensation are established annually. In 2000, the Committee took into account relevant salary information in the national market and the Committee's subjective evaluation of Ms. Beck's overall management effectiveness in her position as President and Chief Executive Officer of the Company and her achievement of individual goals. Factors considered included her leadership of the Company and her contribution to strategic direction, control of expenses, management of operations and the overall productivity of the Company. The Committee also took into account the recommendations made by an independent compensation consultant.

    Ms. Beck's base salary was not increased during 2000. With respect to Ms. Beck's 2000 short-term incentive compensation, the Committee took into account her overall managerial effectiveness, the

Company's cash flow per share and stock appreciation. Ms. Beck was awarded $69,070 in short-term incentive compensation for 2000 and was granted stock options to acquire 100,000 shares of Company stock under the LTIP.

    Mr. Mack was Chief Executive Officer of the Company until March 2000. Mr. Mack's base salary was based on his employment agreement with the Company subject to adjustments by the Committee. Mr. Mack's base salary was not adjusted during 2000 and he received no annual incentive compensation. Mr. Mack was granted an option to acquire 5,000 shares of Company stock under the LTIP. Mr. Mack received payments pursuant to his employment and termination agreements with the Company as described under "Employment and Change of Control Agreements."

Protection One, Inc. Compensation Committee

Howard A. Christensen, Chairman
Maria de Lourdes Duke
Carl M. Koupal, Jr.
James Q. Wilson

AUDIT AND FINANCE COMMITTEE REPORT

    Pursuant to a written charter adopted by the Board of Directors, the Audit and Finance Committee is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. A copy of the charter is included as Appendix A to this proxy statement.

    Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit and Finance Committee has the responsibility to monitor and oversee these processes.

    In fulfilling its responsibilities, the Audit and Finance Committee recommended to the Board of Directors the selection of the Company's independent accountants, Arthur Andersen LLP. That firm has discussed with the Audit and Finance Committee and provided written disclosures to the Audit and Finance Committee on that firm's independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. That firm has also discussed with the Audit and Finance Committee matters required to be communicated under Statement of Accounting Standards 61, Communication with Audit Committees, as currently in effect.

    The Audit and Finance Committee reviewed and discussed with management and the independent accountants the Company's audited financial statements and the overall quality of the Company's accounting and financial reporting.

    Following the actions detailed in this report, the Audit and Finance Committee authorized that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Protection One, Inc. Audit and Finance Committee

Ben M. Enis, Chairman
John B. Dicus
Donald A. Johnston

PERFORMANCE GRAPH

    The following chart compares the cumulative total stockholder returns on the Common Stock since December 31, 1995 to the cumulative total returns over the same period of the Russell 2000 index and a peer group index comprised of the common stock of The Pittston Company and Response USA, Inc. (the "Peer Group"). The Peer Group is based on the selection of companies operating in the security alarm monitoring business and excludes, for 2000, Borg Warner Security Corporation (included in last year's proxy statement) due to its having been acquired in 2000. The annual returns for the Peer Group index are weighted based on the capitalization of each company within the Peer Group at the beginning of each period for which a return is indicated. The chart assumes the value of the investment in the Common Stock and each index was $100 at December 31, 1995 and that all dividends were reinvested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, the Company's executive officers and directors are required to file with the Securities and Exchange Commission reports of ownership and changes in ownership of shares of Common Stock. Copies of such reports are required to be furnished to the Company. Based solely on the Company's review of the copies of such reports furnished to the Company or on written representations to Company that no such reports were required, the Company believes that during the fiscal year ended December 31, 2000, all of the Company's current executive officers and directors and all beneficial owners of more than 10% of the Common Stock filed on a timely basis all reports, if any, required by Section 16(a) of the Exchange Act. Former director and officer John E. Mack III filed a late report reflecting the cash-out of his 401(k) plan account and rollover into an Individual Retirement Account. The report, a Form 5, Annual Statement of Beneficial Ownership, was due in February 2001 and filed in March 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

    As described above, pursuant to the Contribution Agreement between the Company and Western Resources, Western Resources has agreed to certain arrangements relating to the election of directors of Protection One. See "Election of Directors—Nominees for Election." In addition, during the 10-year period following November 24, 1997, a merger or a sale of all or substantially all of the assets of Protection One involving Western Resources or any affiliate of Western Resources generally will require the prior approval of a majority of the "Independent Directors" (as defined in the Contribution Agreement), and Western Resources may not acquire more than 85% of the outstanding shares of Common Stock or other voting securities of Protection One except under specified circumstances and subject to specified limitations.

    On February 29, 2000, the Company sold its European operations and certain investments to Westar Industries. The consideration received was approximately $244 million, comprised of approximately $183 million in cash and certain outstanding debt securities of Protection One Alarm Monitoring, Inc. ("Monitoring"), a wholly owned subsidiary of the Company, with a market value of approximately $61 million. Westar Industries paid approximately $102 million for the aggregate of approximately $76 million of Monitoring's debt securities paid to the Company. During 1998, the Company paid an aggregate of approximately $228.5 million for the European operations and other investments subsequently sold to Westar Industries. Westar Industries agreed to pay the Company a portion of the net gain, if any, on a subsequent sale of the business on a declining basis over the four years following the date of the Purchase Agreement. Based on the recommendation of a special committee of the Board of Directors, the sale of the Company's European operations was approved by the Board of Directors, excluding Messrs. Koupal and Lake. The special committee, comprised of Ms. Duke and Messrs. Enis and Wilson, received a fairness opinion from an investment banker with regard to the sale of the European operations.

    The Company had outstanding borrowings under its Senior Credit Facility with Westar Industries of $44 million on December 31, 2000. The Company used the $183 million in cash proceeds from the sale of its European operations to reduce outstanding borrowings under the facility. For the year ended December 31, 2000 interest expense of $7.6 million was accrued on borrowings from the facility and total interest payments of $8.1 million were made. In December 2000, the Senior Credit Facility was amended to extend the maturity date from January 2, 2001 to March 2, 2001 and to increase the interest rate to reflect current market conditions. On February 28, 2001, the Senior Credit Facility was further amended to, among other things, further extend the maturity date to January 2, 2002. In connection with the amendments, the Company paid Westar Industries a $1,150,000 amendment fee.

    A tax sharing agreement between the Company and Western Resources provides for the payment to the Company by Western Resources for tax benefits utilized by Western Resources. Accordingly, a receivable balance of $3.2 million at December 31, 2000 from Western Resources reflects a portion of the tax benefit that will be utilized by Western Resources on its 2000 consolidated income tax return. During 2000, the Company received $20.3 million and $28.6 million from Western Resources under the tax sharing agreement for the tax years 1998 and 1999, respectively. The $20.3 million payment, together with a payment for an intercompany receivable of $8.9 million, was comprised of certain of Monitoring's debt securities that Westar Industries had acquired with a market value of approximately $15 million and a promissory note in the principal amount of approximately $14.2 million, payable in cash or the delivery of certain of Monitoring's debt securities. The Company received from Westar Industries certain of Monitoring's debt securities with a market value of approximately $13.8 million as payment against the promissory note and the balance of the note was repaid in cash in 2000.

    The Company was a party to a marketing agreement with Paradigm Direct LLC ("Paradigm") which was terminated as of September 30, 2000. Westar Industries had a 40% ownership interest in Paradigm. The Company expensed $4.3 million for the year ended December 31, 2000 for marketing services provided by Paradigm pursuant to the marketing agreement.

    The Company is a party to a service agreement with Western Resources. Pursuant to this agreement, Western Resources provides administrative services including accounting, human resources, legal, facilities and technology services. The Company incurred charges of approximately $7.3 million for the year ended December 31, 2000, which were based upon various hourly charges, negotiated fees and out-of-pocket expenses. At December 31, 2000, the Company had a net intercompany balance due to Western Resources of $1.2 million for these services.

    The Company acquired 5,152,113 shares of its Common Stock from Westar Industries in 2000 for a combined cost of $3.4 million, which maintained Westar Industries' proportionate ownership interest of the Company's Common Stock after the Company acquired 1,674,700 shares of its Common Stock in open market transactions. During the first quarter of 2001, the Company purchased 11,532,104 shares of its Common Stock from Westar Industries for $12.6 million after the Company acquired 2,180,600 shares of its Common Stock for $2.4 million in open market transactions.

    The Company purchased from Westar Industries $37.6 million face value of Monitoring's debt securities for $25 million during 2000. The original cost of the debt securities to Westar Industries was $21.5 million. During the first quarter of 2001, the Company purchased from Westar Industries $66.1 million face value of Monitoring's debt securities for $45.2 million. The original cost of the debt securities to Westar Industries was $45.6 million. The prices paid by the Company for the debt securities were established by the Board of Directors of the Company so as not to exceed the ten day average of the market price for such securities as quoted by a reputable New York broker who makes a market in the debt securities. Mr. Somma, Chief Financial Officer of the Company, relied on these quotes in order to meet the guidelines set by the Board of Directors in establishing the purchase prices.

    The Company compensates Westar Aviation, Inc. ("Westar Aviation"), a wholly owned subsidiary of Westar Industries, for the use of corporate aircraft. During 2000, Westar Aviation billed the Company approximately $110,000 for aircraft use.

    The Company has entered into a lease agreement with Western Resources for the use of office space owned or leased by Western Resources. During 2000, Western Resources billed the Company approximately $325,000 for office space under this agreement.

    In connection with the employment of Mr. Ginsburg, Protection One Investments, Inc., a wholly owned subsidiary of Westar Industries, agreed to exchange $8 million principal amount of Series C redeemable preferred stock of Guardian for $8 million principal amount of Series E perpetual preferred stock. In addition, the Company, agreed to grant Guardian the right to purchase 250,000 shares of Company common stock for the average twenty day trading price on the date of grant. The right vests ratably over three years and has a ten-year term.

Transactions with Directors and Executive Officers

    In January 2000, the Company made a personal loan to Mr. Mack in the principal amount of $150,000 with interest at the variable interest rate equal to the rate the Company pays on its revolving credit facility. The largest aggregate amount of indebtedness outstanding during 2000 was $163,503. The balance of this loan, together with interest at a weighted average rate of approximately 9%, was $163,503 at December 31, 2000.

PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR
ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN

    The purpose of the Protection One, Inc. Employee Stock Purchase Plan (the "ESPP") is to provide a means for eligible employees of the Company and designated parents and subsidiaries to purchase shares of the Company's Common Stock under favorable terms through payroll deductions or cash payments. The Board of Directors believes that the ESPP promotes the interests of the Company and its stockholders by assisting the Company in attracting, retaining and stimulating the performance of employees and by aligning employees' interests through their purchases of Common Stock with the interests of stockholders. Stockholder approval of the ESPP is required in order for options granted under the ESPP to qualify for favorable tax treatment under the Code.

    The Company's stockholders are being asked to approve an increase in the number of shares of the Company's Common Stock available for issuance under the ESPP. The increase is necessary to allow continued participation in the ESPP by the Company's employees. In 2000, all employees of the Company were eligible to participate in the ESPP.

    The proposed amendment to the ESPP increases the number of shares authorized for issuance under the ESPP from 650,000 to 1,650,000.

VOTE REQUIRED FOR APPROVAL

    Approval of the amendment of the ESPP will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the total number of shares present and entitled to vote on such approval. Accordingly, although not counted as a vote "for" or "against" such approval, an abstention from such vote will have the same effect as a vote "against" such approval. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on such approval, and will have no effect on the outcome. The vote by Westar Industries, which beneficially owns approximately 85% of the outstanding shares of Common Stock entitled to vote at the Meeting for the approval of the amendment, will result in such approval regardless of how any other stockholder may vote.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL TO APPROVE AMENDMENTS TO THE 1997 LONG TERM INCENTIVE PLAN

    The purposes of the Protection One, Inc. 1997 Long Term Incentive Plan (the "LTIP") are to: (a) align the interests of the Company's stockholders and the recipients of awards under the LTIP by increasing the proprietary interest of such recipients in the Company's growth and success; (b) advance the interests of the Company by attracting and retaining for the Company and its Subsidiaries the services of directors, officers and other key employees, consultants and agents; and (c) motivate such persons to act in the long-term best interests of the Company's stockholders.

    The LTIP may be amended by the Board of Directors without shareholder consent in any respect, except where applicable law, rule or regulation requires shareholder approval. As a result, amendments to the LTIP which affect only awards which are not incentive stock options or performance-based awards for purposes of Section 162(m) of the Code can be made by the Board of Directors without shareholder consent. Stockholder approval of the LTIP is required in order for options granted under the LTIP to qualify for favorable tax treatment under the Code.

    The Company's shareholders are being asked to approve an increase in the number of shares of the Company's Common Stock available for issuance under the LTIP. The increase is necessary to allow continued participation in the LTIP by the Company's employees. In 2000, all non-hourly employees of the Company were eligible to participate in the LTIP.

    The Company's shareholders are also being asked to approve a limitation on the number of performance-based awards that can be granted during any calendar year to an eligible employee in order to enable awards of stock options, stock appreciation rights, performance shares, performance units, performance-based restricted shares, restricted share units and other stock-based awards to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code. Share-based awards granted prior to the adoption of the proposed amendment would not qualify as "performance based" compensation for purposes of Section 162(m) of the Code and would therefore be included in compensation subject to the limitation on deductible compensation.

    A further condition for qualifying performance shares and performance units, and performance-based restricted shares and restricted shares units, as "performance based" compensation for purposes of Section 162(m) of the Code is that the shareholders must approve the possible performance criteria for such awards. Accordingly, the Board of Directors is proposing to add to the LTIP a list of performance criteria from which the Committee may select in making performance-based awards.

    The proposed amendments to the LTIP are as follows:

  (1)
  The number of shares authorized for issuance under the LTIP is increased from 4,200,000 to 5,700,000;

  (2)
  The maximum number of Shares with respect to which an award may be granted during a calendar year to any Eligible Employee under this Plan and which is intended to qualify as performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code is 1,000,000 shares or the equivalent of 1,000,000 shares; and

  (3)
  A list of performance criteria is added to the LTIP, from which list the Committee is to select the criterion or criteria to be used in setting the performance goals for performance shares and performance units as well as for performance-based restricted shares and restricted share units. The following is the list of criteria set forth in the proposed amendment: total shareholder return; earnings per share; operating income; net income; pro forma net income; earnings before interest, taxes, depreciation and/or amortization; return on shareholders' equity; return on designated assets; shareholder value added; revenues; capital gains; expenses; operating profit margin; operating cash flow; net profit margin; and achievement of operational strategies in terms of control of accidents, lost time and/or customer satisfaction. These criteria may be determined by reference to the Company or a subsidiary or affiliate of the Company or of a division or unit of any of the foregoing.

VOTE REQUIRED FOR APPROVAL

    Approval of the amendments of the LTIP will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the total number of shares present and entitled to vote on such approval. Accordingly, although not counted as a vote "for" or "against" such approval, an abstention from such vote will have the same effect as a vote "against" such approval. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on such approval, and will have no effect on the outcome. The vote by Westar Industries, which beneficially owns approximately 85% of the outstanding shares of Common Stock entitled to vote at the Meeting for the approval of the amendment, will result in such approval regardless of how any other stockholder may vote.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1997 LONG TERM INCENTIVE PLAN.

INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit and Finance Committee of the Board of Directors recommended and the Board of Directors has selected Arthur Andersen LLP ("Andersen") as the independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2001. A representative of that firm is expected to be present at the Meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

    Arthur Andersen LLP has been the independent accounting firm that audits the financial statements of the Company and most of its subsidiaries since 1998.

    In addition to performing the audit of the Company's consolidated financial statements, Arthur Andersen LLP provided various other services during 2000. The aggregate fees billed for 2000 for each of the following categories of services are set forth below:

Audit and review of the Company's 2000 financial statements	$462,000
Financial information systems design and implementation	0
All other services	856,460

Total fees	$1,318,460

    "All other services" includes: (1) providing consultation with respect to accounting matters; and (2) performing audit work with respect to benefit plans of the Company and its subsidiaries.

    The Audit and Finance Committee of the Company's Board of Directors reviews the services provided by Arthur Andersen LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Arthur Andersen LLP.

STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 2002 Annual Meeting of the Company's stockholders must be received at the Company's principal executive offices at 818 South Kansas Avenue, Topeka, Kansas 66612, addressed to the attention of the Secretary of the Company, by December 21, 2001 in order to be considered for inclusion in the proxy statement and form of proxy relating to such meeting. In addition, if a stockholder intends to present a proposal at the 2002 Annual Meeting other than pursuant to Rule 14a-8 under the Exchange Act, and if the proposal is not received by the Company's Secretary by March 6, 2002, then the proxies designated by the Board of Directors of the Company for the 2002 Annual Meeting of Shareholders may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement for such meeting or on the proxy card for such meeting.

OTHER MATTERS

    The Board of Directors is not aware of any matter to be presented at the Meeting other than the matters described above. If any other matter properly comes before the Meeting, the persons named in the enclosed form of proxy intend to vote said proxy in accordance with their best judgment on such matter.

    Whether or not you expect to be present at the 2001 Annual Meeting, you are requested to date, sign and return the enclosed proxy card. Your prompt response will be much appreciated.

APPENDIX A

AUDIT AND FINANCE COMMITTEE CHARTER

PROTECTION ONE
BOARD OF DIRECTORS

    Mission:  The Audit and Finance Committee (the Committee) shall assist the Board of Directors in fulfilling its responsibility to shareholders, potential shareholders, and the investment community relating to corporate accounting, public and regulatory reporting practices, as well as quality and integrity of internal and externally generated financial reports of the Company. To achieve this mission, it is essential that the Committee maintain free, independent, and candid communication among the directors, independent auditors, internal auditors, and financial management of the Company.

    Organization:  The Committee shall be composed of not less than three outside directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise. Members will be appointed to the Committee by the Chairman of the Board and confirmed by a majority vote of the Board of Directors.

    The Committee shall meet at least three times each year or more frequently as circumstances dictate. The agenda, operating methods, and any other business of the Committee shall be determined by the members in harmony with the Board of Directors, reflecting current needs and requirements. The Committee will receive staff support from the Company as needed with the Internal Audit Director as primary operating liaison. The Committee should meet privately in executive session at least annually with management, the Internal Audit Director, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

    Authority:  The Committee is given the authority to have full and independent access to any information relating to any activity within the scope of its duties and responsibilities. All employees are directed to cooperate fully with members of the Committee. The Committee is empowered to direct the Internal Audit staff, members of management, and/or to employ specific expertise as necessary to assist in fulfilling its mission.

    Responsibilities:  In acting on its charter, the Committee believes that its policies and procedures should remain flexible, adapting to changing needs and conditions and thus allowing the Committee to inform the Board of Directors about significant accounting and reporting practices of the Company. In its oversight capacity, though, the Committee is neither intended nor equipped to guarantee with certainty the accuracy and quality of the corporation's financial statements and accounting practices. It remains the responsibility first of management, internal auditors, external auditors, and other financial and accounting professionals to provide information that is appropriate, accurate, and complete.

    To carry out its responsibilities, the Committee will:

  •
  In consultation with management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls

  •
  Recommend to the Board of Directors the independent auditors to conduct the annual audit of the financial statements of the Company and its subsidiaries; the independent auditors are ultimately accountable to the Audit Committee and the Board of Directors

  •
  The Committee should review and discuss with the independent auditors all significant relationships they have with the Company; the independent auditors will submit a formal written statement each year regarding relationships and services which may affect independence and objectivity

  •
  Review the independent auditors' annual audit plan

  •
  Review the annual audited financial statements contained in the annual report with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders

  •
  Discuss significant matters addressed at each Committee meeting with the Board of Directors

  •
  Examine any matter brought to its attention, and within the scope of its duties, with the power to retain counsel and/or other particular expertise for this purpose if, in its judgment, it is appropriate

  •
  Annually review this Charter; submit the Charter to the Board of Directors for approval and amend this document as needed for changes in regulations or applicable stock exchange requirements

  •
  Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate

  •
  Financing Duties and Responsibilities:

    -Review management's financing strategy and plans including:

      •
      Projected levels of short-term borrowing and credit line requirements

      •
      Projected need for amounts and types of permanent financing

      •
      Short- and long-term investment activities

    -Review financial transactions requiring Board approval and make recommendations to the Board

PROTECTION ONE, INC.
818 South Kansas Avenue
Topeka, Kansas 66612

This Proxy is solicited on behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders on May 24, 2001

The undersigned, a shareholder of Protection One, Inc., a Delaware corporation, hereby appoints ANNETTE M. BECK, ANTHONY D. SOMMA and STEVEN V. WILLIAMS, and each of them, as the attorneys and proxies of the undersigned, with power of substitution, to attend the Annual Meeting of Shareholders of Protection One, Inc. to be held at the Four Seasons Hotel at Las Colinas, 4150 North MacArthur Boulevard, Irving, Texas, 75038 on Thursday, May 24, 2001, at 10:00 A.M. Central Daylight Time, or at any and all adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse side, and, in their discretion, upon such other matters as may properly come before the meeting. This proxy revokes all prior proxies given by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR ITEMS 1 THROUGH 3.

Receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

(Continued, and to be marked, dated and signed on the other side)

^ FOLD AND DETACH HERE ^

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1 through 3.

Please mark your votes as indicated in this example X

(The Board of Directors recommends a vote FOR.)

Item 1. ELECTION OF DIRECTORS.

FOR all nominees listed below (except as marked to the contrary) / /	WITHHOLD AUTHORITY to vote for all nominees listed below / /

Nominees: Annette M. Beck, Gene A. Budig, Howard A. Christensen, Maria de Lourdes Duke, Ben M. Enis, Richard Ginsburg, Donald A. Johnston, Carl M. Koupal, Jr., Douglas T. Lake, Rita A. Sharpe, Steven V. Williams and James Q. Wilson.

If any nominee is unable or unwilling to serve or is otherwise unavailable, said proxies shall have discretion and authority to vote in accordance with their judgment for any other nominees. (INSTRUCTION: To withhold authority to vote for one or more individual nominees, write such name or names in the space provided below.)

(The Board of Directors recommends a vote FOR.)

Item 2. APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

/ /	/ /	/ /

(The Board of Directors recommends a vote FOR.)

Item 3. APPROVAL OF AMENDMENTS TO COMPANY'S 1997 LONG TERM INCENTIVE PLAN.

/ /	/ /	/ /
Date
Signature
Signature

NOTE: Please sign exactly as name appears to the left. When signing as attorney, executor, trustee, guarantor or officer of a corporation, please give full title as such. For joint accounts, all named holders should sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

^ FOLD AND DETACH HERE ^

QuickLinks

INTRODUCTION
ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS
INFORMATION CONCERNING THE EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECURITY OWNERSHIP OF MANAGEMENT
EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Stock Option Grants
Option Grants in Last Year
Aggregated Option Exercises in Last Year and Year-End Option Values
COMPENSATION COMMITTEE REPORT
AUDIT AND FINANCE COMMITTEE REPORT
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL TO APPROVE AMENDMENTS TO THE 1997 LONG TERM INCENTIVE PLAN
INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
OTHER MATTERS
AUDIT AND FINANCE COMMITTEE CHARTER PROTECTION ONE BOARD OF DIRECTORS